Exhibit 10.11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED INFORMATION IS MARKED WITH A [******]

Private & Confidential

Dated the 30th day of December, 2024

EVERBRIGHT DIGITAL HOLDING LIMITED

and

VOYAGE ADVISORS LIMITED

and

VALUE GLOBAL GAIN LIMITED

and

REAL TREASURE CORPORATION LIMITED

and

MIGHTY LEADER CAPITAL LIMITED

and

WELL FORTUNE INDUSTRIES LIMITED

and

EMPEROR VICTORY CAPITAL LIMITED

and

EVERBRIGHT DIGITAL GLOBAL LIMITED

SUBSCRIPTION AGREEMENT

in relation to

EVERBRIGHT DIGITAL HOLDING LIMITED

THIS AGREEMENT is made on

BETWEEN:

(1)	EVERBRIGHT DIGITAL HOLDING LIMITED, a company incorporated in the Cayman Islands whose registered office is situate at Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands (the “Issuer”);

(2)	VOYAGE ADVISORS LIMITED, a company incorporated in Hong Kong whose registered office is situate at , and is wholly owned by (“Subscriber 1”);

(3)	VALUE GLOBAL GAIN LIMITED, a company incorporated in the British Virgin Islands whose registered office is situate at , and is wholly owned by (“Subscriber 2”);

(4)	REAL TREASURE CORPORATION LIMITED, a company incorporated in Hong Kong whose registered office is situate at , and is wholly owned by (“Subscriber 3”);

(5)	MIGHTY LEADER CAPITAL LIMITED, a company incorporated in the British Virgin Islands whose registered office is situate at , and is wholly owned (“Subscriber 4”);

(6)	WELL FORTUNE INDUSTRIES LIMITED, a company incorporated in Hong Kong whose registered office is situate at , by (“ Subscriber 5”);

(7)	EMPEROR VICTORY CAPITAL LIMITED, a company incorporated in the British Virgin Islands whose registered office is situate at , and is wholly owned by (“Subscriber 6”, together with Subscriber 1, Subscriber 2, Subscriber 3, Subscriber 4, Subscriber 5, Subscriber 6, the “Subscribers”); and

(8)	EVERBRIGHT DIGITAL GLOBAL LIMITED, a company incorporated in the British Virgin Islands whose registered office is situate at Intershore Chambers, Road Town, Tortola, British Virgin Island, and is wholly owned by Leung Chun Yip (“Digital Global” or the “Existing Shareholder”).

(The Issuer, the Subscribers and Digital Global are collectively referred to as the “Parties”, and each or any one of them is referred to as a “Party”.)

WHEREAS:

(A)	As at the date of this Agreement, Digital Global is the registered and beneficial owner of 101 ordinary shares of US$1.00 each in the Issuer (the “Share(s)”), representing the entire issued share capital of the Issuer. Particulars of the Issuer and its subsidiaries (the “Group”) are set out in Part A and Part B of Schedule 1, respectively, and the corporate structure of the Group as at the date of this Agreement is set out in Part C of Schedule 1;

(B)	It is the intention of the Issuer to apply for the listing of its shares on NASDAQ Capital Market (“NASDAQ”) (the “Proposed Listing”);

(C)	The Subscribers have agreed to subscribe for and the Issuer has agreed to allot and issue a total of 899 Shares, fully paid and free from all liens, charges, security interests, encumbrances and adverse claims, upon and subject to the terms and conditions herein contained; and

(D)	After completion of the share subscriptions as mentioned in paragraph C above, the shareholding of the Issuer shall be (i) 720 Shares being held by Digital Global (representing 72.0% of the total number of issued Shares); (ii) 49 Shares being held by Subscriber 1 (representing 4.9% of the total number of issued Shares); (iii) 49 Shares being held by Subscriber 2 (representing 4.9% of the total number of issued Shares); (iv) 46 Shares being held by Subscriber 3 (representing 4.6% of the total number of issued Shares); (v) 46 Shares being held by Subscriber 4 (representing 4.6% of the total number of issued Shares); (vi) 47 Shares being held by Subscriber 5 (representing 4.7% of the total number of issued Shares); and (vii) 43 Shares being held by Subscriber 6 (representing 4.3% of the total number of issued Shares).

BY WHICH it is agreed as follows:

1.	PURPOSE AND DEFINITIONS

1.1	This Agreement sets out the terms and conditions under and subject to which the Issuer shall allot and issue and the Subscribers shall subscribe for the Subscription Shares (as defined below).

1.2	The Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall, unless the context otherwise requires, include the Schedules.

1.3	In this Agreement (including the recitals hereto), the following expressions shall, unless the context otherwise requires, have the following respective meanings:

Expression	Meaning

“Business Day(s)”	means a day on which banks are open for business in Hong Kong (excluding Saturdays, Sundays, public holidays and days on which a typhoon signal 8 or above or black rainstorm signal is hoisted in Hong Kong at 10 a.m.);

“Closing”	closing of the subscription, allotment and issuance of the Subscription Shares as specified in Clause 5.1;

“Closing Date”	7 Business Days after the date of this Agreement or such other date as the parties hereto may mutually agree and on which Closing will occur;

“Companies Ordinance”	Companies Ordinance (Chapter 622 of the Laws of Hong Kong);

“Encumbrance”	means any charge, mortgage, security, lien, option, equity, power of sale or hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind and “Encumber” shall be construed accordingly;

“Equity Securities”

means, with respect to any person, such person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital or joint venture or other ownership interests (whether or not such derivative securities are issued by such person);

“Governmental Authority”	any domestic or foreign court or other judicial authority or governmental, administrative or regulatory body, department, agency, commission, authority or instrumentality of any government, whether federal, national, provincial, municipal, state or local;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Hong Kong Dollars” or “HK$”	Hong Kong dollars, the lawful currency of Hong Kong;

“Material Adverse Change”	a change, or any development involving a prospective change, in the prospect or condition (financial or otherwise), results of operations, assets, earnings, liabilities or business of any member of the Group individually or the members of the Group taken as a whole which, in the reasonable opinion of the Subscribers, is or could be expected to be materially adverse to such prospect, condition, results of operations, assets, earnings, liabilities or business of the Group;

“Material Adverse Effect”	any effect which has a material and adverse effect on the prospect or condition (financial or otherwise), results of operations, assets, earnings, liabilities or business of any member of the Group individually or the members of the Group taken as a whole;

“Memorandum & Articles”	the memorandum and articles of association of the Issuer as may from time to time be amended or supplemented;

“person”	any individual, trust, estate, sole proprietorship, partnership, association, enterprise, branch, firm, company, corporation, or governmental agency, organisation, subdivision or instrumentality;

“Shareholder(s)”	holder(s) of Share(s);

“Subscription Price”	the consideration for the Subscription Shares in the aggregate sum of HK$ ;

“Subscription Shares”	the Subscriber 1 Subscription Shares, the Subscriber 2 Subscription Shares, the Subscriber 3 Subscription Shares, the Subscriber 4 Subscription Shares, the Subscriber 5 Subscription Shares and the Subscriber 6 Subscription Shares

“Subscriber 1 Subscription Shares”	49 Shares in aggregate to be allotted and issued by the Issuer to Subscriber 1 pursuant to this Agreement, representing 4.9% of the total issued share capital of the Issuer upon Closing;

“Subscriber 2 Subscription Shares”	49 Shares in aggregate to be allotted and issued by the Issuer to Subscriber 2 pursuant to this Agreement, representing 4.9% of the total issued share capital of the Issuer upon Closing;

“Subscriber 3 Subscription Shares”	46 Shares in aggregate to be allotted and issued by the Issuer to Subscriber 3 pursuant to this Agreement, representing 4.6% of the total issued share capital of the Issuer upon Closing;

“Subscriber 4 Subscription Shares”	46 Shares in aggregate to be allotted and issued by the Issuer to Subscriber 4 pursuant to this Agreement, representing 4.6% of the total issued share capital of the Issuer upon Closing;

“Subscriber 5 Subscription Shares”	47 Shares in aggregate to be allotted and issued by the Issuer to Subscriber 5 pursuant to this Agreement, representing 4.7% of the total issued share capital of the Issuer upon Closing;

“Subscriber 6 Subscription Shares”	43 Shares in aggregate to be allotted and issued by the Issuer to Subscriber 6 pursuant to this Agreement, representing 4.3% of the total issued share capital of the Issuer upon Closing;

“Warranties”	the warranties, representations and undertakings of the Issuer contained in this Agreement including the representations, warranties and undertakings contained in Clause 6 and Schedule 3; and

1.4	Words and phrases defined in section 2 of the Companies Ordinance shall where the context so admits be construed as having the same meaning in this Agreement.

1.5	Headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

1.6	Unless the context otherwise requires, words importing the singular only shall include the plural and vice versa and words importing natural persons shall include corporations and un-incorporated associations; words importing the masculine gender only shall include the feminine gender and the neuter gender.

1.7	All representations, warranties, undertakings, covenants, agreements and obligations given or entered into by more than one person are given or entered into jointly and severally.

2.	SHARE SUBSCRIPTION

2.1	The Issuer shall allot and issue the Subscription Shares, and the Subscribers, relying on the Warranties, shall subscribe for the Subscription Shares free from all claims, charges, liens, security interests, encumbrances and options of any kind whatsoever but together with all rights attached, accrued or accruing thereto and together with all dividends and distributions declared made or paid or agreed to be made or paid thereon or in respect thereof on or after the Closing Date.

2.2	The Subscription Shares shall rank pari passu in all respects with the shares in the capital of the Issuer in issue at the date of allotment.

3.	CONSIDERATION

3.1	The aggregate consideration for the subscription of the Subscription Shares shall be HK$2,800,000 payable by the Subscribers in the following manner to the Issuer on or before the date of this Agreement, which is equivalent to the Subscription Price:

(a)	HK$	by Subscriber 1;

(b)	HK$	by Subscriber 2;

(c)	HK$	by Subscriber 3;

(d)	HK$	by Subscriber 4;

(e)	HK$	by Subscriber 5; and

(f)	HK$	by Subscriber 6.

4.	CONDITIONS PRECEDENT

4.1	The Closing is conditional upon the fulfilment (to the reasonable satisfaction of the Subscribers) of the following conditions precedent and the delivery to the Subscribers of documentary evidence (in form and substance reasonably acceptable to the Subscribers) of the fulfilment of the same on or prior to the Closing Date:

(a)	all necessary consents and approvals required by or from the Issuer (including approvals, where necessary, of its Shareholder(s) and board of directors or other equivalent body); and

(b)	the Warranties being true and accurate in all material respects and not misleading.

4.2	Each party hereto shall use his/her/its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, appropriate or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. If any of the conditions precedent set forth in Clause 4.1 above is not fulfilled on or before the Closing Date and such non-fulfilment is not waived by the Subscribers in writing or the time for the fulfilment thereof is not extended in writing by the Subscribers, the Subscribers shall have the right to terminate this Agreement without any liability hereunder in respect of such termination and none of the parties shall (save to the extent of obligations or rights of any of the parties which have accrued prior to such termination, if any) have any claim or demand against any of the other parties hereunder for costs, damages, compensation or otherwise in respect of such termination.

5.	CLOSING

5.1	Closing shall take place on or no later than the Closing Date in accordance with the Closing requirements as set out in Schedule 2 and each party hereto shall perform his/her/its respective obligations at Closing.

6.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

6.1	The Issuer hereby represent, warrant and undertake to the Subscribers that the Warranties are true and correct and not misleading in any material respects at the date of this Agreement and will continue to be true and correct and not misleading in any material respects on each day hereafter up to and including the Closing Date and the Issuer agree and acknowledge that the Subscribers are entering into this Agreement strictly in reliance on the Warranties, notwithstanding any investigation which may have been made by or on behalf of the Subscribers.

6.2	The Issuer shall forthwith notify the Subscribers, upon the Issuer becoming aware of any event or circumstance which is likely to cause or render any of the Warranties to be incorrect, misleading or breached in any material respects after the date of this Agreement and prior to the Closing Date.

6.3	Save for the Warranties, the Issuer make no other representations, warranties or undertakings to the Subscribers in connection with the transactions contemplated by this Agreement. In particular, no representations, warranties or undertakings are given in respect of any information or material concerning the Issuer which may have been furnished to the Subscribers on or before the date of this Agreement, unless and except to the extent where any such information has been included in this Agreement as one of the Warranties.

6.4	No failure or delay on the part of the Subscribers to exercise any power, right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Subscribers of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

6.5	Any provision of this Agreement which is capable of being performed after but which has not been performed at or before Closing and the right to make any claim under the Warranties and indemnities contained in or entered into pursuant to this Agreement shall, subject to Clause 6.8, remain in full force and effect notwithstanding Closing.

6.6	The Subscribers may, subject to Clause 6.8, take action for any breach or non-fulfilment of any of the Warranties, indemnities and agreements contained herein or given by the Issuer either before or after Closing.

6.7	The right conferred upon the Subscribers by Clause 6.6 is in addition to, and without prejudice to any other rights of the Subscribers provided herein and failure to exercise such right shall not constitute a waiver of any such right notwithstanding that such breach or non-fulfilment may have been known to or discoverable by the Subscribers before Closing.

6.8	The Issuer’ maximum liability in respect of the Warranties shall be equal to the amount of the Subscription Price and no claim may be brought against the Issuer in respect of a breach of Warranties after the date falling one (1) year after the Closing Date (the “Warranty Expiry Date”) and the Issuer shall not be liable in respect of a breach of Warranties unless the Issuer shall have received written notice from the Subscribers prior to the Warranty Expiry Date giving reasonable details of the relevant claim (the “Claim Notice”) and any such claim shall (if not previously satisfied, settled or withdrawn) be deemed to have been waived or withdrawn at the expiry of a period of three (3) months after the Warranty Expiry Date unless proceedings in respect thereof shall have already been commenced against the Issuer. Notwithstanding the aforesaid, to the extent that any one of the Subscribers has issued a Claim Notice to each Warrantor pursuant to this Clause 6.8 or the Subscribers have been notified of any change in circumstances pursuant to Clause 6.2, the Subscribers’ right to make any claim for breach of Warranties expires on the date of publication of a prospectus to be issued by the Issuer in connection with the Proposed Listing (if any) (the “Publication Date”); but without prejudice to any legal proceedings in respect thereof which shall have already been commenced, and not having been withdrawn by, the Subscribers against any of the Issuer prior to the Publication Date.

6.9	Each of the Subscribers acknowledges and confirms to the Issuer that he/she has not relied, and shall not be entitled to rely, on any legal opinion or other advice given by legal advisers or other professional parties to the Issuer in connection with the transactions contemplated by this Agreement, and has taken his/her own independent advice to the extent he/she has considered necessary or appropriate.

7.	OBLIGATIONS OF THE ISSUER

7.2	The Issuer shall deliver to the Subscribers:-

(a)	audited consolidated annual financial statements of the Group prepared by an independent accounting firm within 120 days (or such other dates as mutually agreed by the Issuer and the Subscribers) after the end of each financial year from the date of this Agreement; and

(b)	unaudited consolidated interim financial statements for the six month period after the end of each financial year, prepared on the same basis and accounting policies consistently applied as its audited consolidated annual financial statements, within 60 days (or such other dates as mutually agreed by the Issuer and the Subscribers) of the end of each such six month period from the date of this Agreement.

7.3	The Issuer shall procure that the Subscribers are given the right to:-

(a)	inspect properties, records and financial records of the Group at any time during regular working hours on reasonable, and in any event not less than three (3) Business Days’ prior notice to the Issuer or any member of the Group (as the case may be); and

(b)	discuss the business and finances of the Group with the directors, officers, employees and advisers of the Group during regular working hours on reasonable notice, and in any event not less than three (3) Business Days’ prior notice, to the Group.

7.4	The obligations of the Issuer under this Clause 7 shall cease to have effect immediately prior to the day on which dealings in the Shares first commence on NASDAQ.

8.	PROTECTIVE PROVISIONS AND GOVERNANCE

8.1	Digital Global shall procure that no action be taken by any member of the Group and that no resolution be passed by the board of directors of any member of the Group in respect of or in relation to any of the following matters without the written approval of the majority of the board of directors of the Issuer:-

(a)	any amendment, modification, or change to (i) any provision of the Memorandum & Articles or (ii) the constitutional documents of any member of the Group which have any material effect on the rights of the Subscribers, save for the adoption of the amended and restated Memorandum & Articles for the purpose of the Proposed Listing;

(b)	any material change to the nature or scope of the business of the Group;

(c)	save for the issuance of Shares to public shareholders for the purpose of the Proposed Listing;

(d)	any change of the rights, preferences, privileges and powers of any Equity Securities of any member of the Group;

(e)	authorising or issuing any bonds, debentures, notes or other obligations convertible into or exchangeable for any shares, or grant any rights to purchase any shares of any member of the Group;

(f)	declaration of dividends or any distributions on any Equity Securities of the Issuer or any repurchase or redemption of the Shares other than where such repurchase or redemption is made by way of an offer to each Shareholder on a pro rata basis;

(g)	selling, transferring or disposing of any of the Group’s assets (including land and property interests) of a value exceeding HK$200,000;

(h)	creating any Encumbrance over any of the Group’s assets other than in the ordinary course of business and consistent with past practice in the preceding 12 months;

(i)	amalgamation or merger by any member of the Group with any other company or legal entity;

(j)	entry into or material amendment of any related party transactions (i) with one-off or annual value (as the case may be) exceeding HK$500,000 which is in the Issuer’s ordinary course of business, (ii) which is not made on a bona fide arm’s length basis and in ordinary course of business, or (iii) with one-off or annual value (as the case may be) exceeding HK$200,000 which is not in the Issuer’s ordinary course of business;

(k)	any member of the Group providing loans to any person (excluding those to any member of the Group) of an amount exceeding HK$200,000;

(l)	any member of the Group giving any guarantee or indemnity for a debt or obligation of another person (other than those of any member of the Group) of an amount exceeding HK$200,000.

(m)	any appointment or change of the auditors of the Group;

(n)	any material change in accounting or tax policies of any member of the Group;

(o)	any material reduction in the amount of directors’ and officers’ liability insurance;

(p)	commencement or settlement by the Issuer of any claim, litigation or arbitration (i) with a total claim value exceeding 10% of the Issuer’s aggregate annual expenses for the preceding financial year, (ii) relating to any action by or against or investigation by a Governmental Authority, or (iii) where such matter is, in the opinion of the board of directors of the Issuer, likely to have a materially adverse impact on the Issuer’s brand or reputation; or

(q)	any voluntary liquidation, dissolution or winding up of the Issuer or the appointment of a receiver administrator or other form of external manager for the liquidation, dissolution or winding up of the Issuer.

8.2	This Clause 8 shall cease to have effect immediately prior to the day on which dealings in the Shares first commence on NASDAQ.

9.	RIGHT OF FIRST REFUSAL AND TAG-ALONG RIGHT

9.1	If any Shareholder proposes to sell, give, assign, hypothecate, pledge, Encumber, or otherwise dispose of, or suffer to exist (whether by operation of law or otherwise) any Encumbrance on, any Equity Securities in the Issuer or any right, title or interest therein or thereto (each, a “Transfer”) to a third party purchaser (the “Third Party Purchaser”), the other Shareholders shall have a right of first refusal (the “Right of First Refusal”) to take up such Transfer on the same terms and conditions as those offered to the Third Party Purchaser.

9.2	In respect of any offer from a Third Party Purchaser to purchase any Equity Securities in the Issuer held by Digital Global, the Subscribers shall have the right to require by giving notice to Digital Global, as a condition to any Transfer by Digital Global to the Third Party Purchaser; that the Third Party Purchaser purchases from the Subscribers his/her Equity Securities in the Issuer on the same terms and conditions, including, at the same price as the proposed transfer in the bona fide purchase offer between the Third Party Purchaser and Digital Global.

9.3	This Clause 9 shall cease to have effect immediately prior to the day on which dealings in the Shares first commence on NASDAQ.

10.	DIVESTMENT RIGHTS

10.1	If the Proposed Listing is not consummated on or before 31 December 2025 (or such later date as agreed among the parties hereto), Digital Global has the right to purchase all the Subscription Shares from the Subscribers at the Subscription Price.

10.2	If the Proposed Listing is not consummated on or before 31 December 2025 (or such later date as agreed among the parties hereto), the Subscribers have the option to require Digital Global to purchase all the Subscription Shares from the Subscribers at the Subscription Price.

10.3	This Clause 10 shall cease to have effect immediately prior to the day on which dealings in the Shares first commence on NASDAQ.

11.	CONFIRMATION FROM EXISTING SHAREHOLDER

11.1	The Existing Shareholder hereby acknowledges and confirms the transactions contemplated by this Agreement, including but not limited to the allotment and issuance of the Subscription Shares and the rights granted to the Subscribers hereunder.

12.	NOTICE

12.1	Notices or other communications required or permitted to be given to each party pursuant to this Agreement shall be written in English, signed by the authorised signatories of the party giving it and sent in letter form to the address of such party set out in Clause 12.3 or to such other address as may from time to time be designated by such party through three (3) clear calendar days’ notification to the other parties given in accordance with this Clause 12.1.

12.2	The dates on which notices shall be deemed to be effectively given shall be determined as follows:

(a)	notices given by personal delivery shall be deemed effectively given on the date of personal delivery; and

(b)	notices sent by mail shall be deemed effectively given on the second Business Day after the date mailed (as indicated by the official registration receipt) by registered mail (airmail if international), postage prepaid.

12.3	The addresses for the purpose of this Clause 12 are as follows: Issuer

Address:	Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands

For the attention of:	Mr. Leung Chun Yip

Subscriber 1

Address:

For the attention of:

Subscriber 2

Address:

For the attention of:

Subscriber 3

Address:

For the attention of:

Subscriber 4

Address:

For the attention of:

Subscriber 5

Address:

For the attention of:

Subscriber 6

Address:

For the attention of:

Existing Shareholder – Digital Global

Address:	Intershore Chambers, Road Town, Tortola, British Virgin Island

For the attention of:	Mr. Leung Chun Yip

13.	ENTIRE AGREEMENT

This Agreement constitutes the entire understanding and agreement between the parties hereto and no representations or warranties express or implied or otherwise, made by or on behalf of any part to the other or others in connection with or arising out of the subscription of the Subscription Shares and which are not contained or referred to in this Agreement or any exhibits, shall give rise to any liability on the part of the maker or makers thereto.

14.	SEVERABILITY

If any provision of this Agreement shall be held unenforceable or invalid by any court of competent jurisdiction, such holding, if not inconsistent with the parties’ principal understanding, shall not affect the enforceability or validity of the remainder of the provisions of this Agreement. To the extent permitted by applicable law, each party hereby waives any provision of law which would otherwise render any provision of this Agreement unenforceable or invalid.

15.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one agreement.

16.	COSTS AND EXPENSES

16.1	Each party shall bear his/her/its legal, accountancy and other costs and expenses incurred in connection with this Agreement.

16.2	Any stamp duty payable in respect of the subscription of the Subscription Shares shall be borne as to the Issuer.

17.	TIME

Time shall be of the essence of this Agreement in every respect.

18.	RESCISSION

If the Issuer shall fail to complete the allotment and issuance of the Subscription Shares otherwise than as a result of any default or breach on the part of the Subscribers, then the Subscribers shall not be obliged to complete the subscription of the Subscription Shares and shall be entitled by notice in writing to the Issuer to rescind this Agreement without giving rise to any claims by the Issuer against the Subscribers. The right of rescission shall be in addition to and without prejudice to all other rights and remedies available to the Subscribers and no exercise or failure to exercise such a right of rescission shall constitute a waiver by the Subscribers of any other such right or remedy.

19.	THIRD PARTY RIGHTS

Notwithstanding any other provisions of this Agreement, a person who is not a party to this Agreement shall not have any right under the Contracts (Rights of Third Parties) Ordinance (Chapter 623 of the Laws of Hong Kong) to enforce any provisions of this Agreement.

20.	GOVERNING LAW AND JURISDICTION

20.1	The formation, validity, interpretation, execution and settlement of disputes arising out of this Agreement shall be construed in accordance with and governed by the laws of Hong Kong.

20.2	Each party hereto irrevocably agrees that the courts of Hong Kong shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Agreement and for such purposes irrevocably submits to the non-exclusive jurisdiction of such courts.

Execution Page(s)

IN WITNESS whereof the Parties have duly executed this Agreement the day and year first above written.

The Issuer SIGNED by LEUNG CHUN YIP for and on behalf of EVERBRIGHT DIGITAL HOLDING LIMITED in the presence of	) ) ) ) ) ) ) ) ) ) ) )
Signature of witness:

Name of witness:

Subscriber 1 SIGNED by for and on behalf of VOYAGE ADVISORS LIMITED in the presence of	) ) ) ) ) ) ) ) ) ) ) )
Signature of witness:

Name of witness:

Subscriber 2 SIGNED by for and on behalf of VALUE GLOBAL GAIN LIMITED in the presence of	) ) ) ) ) ) ) ) ) ) ) )

Signature of witness:

Name of witness:

Subscriber 3 SIGNED by for and on behalf of REAL TREASURE CORPORATION LIMITED in the presence of	) ) ) ) ) ) ) ) ) ) ) )

Signature of witness:

Name of witness:

Subscriber 4 SIGNED by for and on behalf of MIGHTY LEADER CAPITAL LIMITED in the presence of	) ) ) ) ) ) ) ) ) ) ) )

Signature of witness:

Name of witness:

Subscriber 5 SIGNED by for and on behalf of WELL FORTUNE INDUSTRIES LIMITED in the presence of	) ) ) ) ) ) ) ) ) ) ) )

Signature of witness:

Name of witness:

Subscriber 6 SIGNED by for and on behalf of EMPEROR VICTORY CAPITAL LIMITED in the presence of	) ) ) ) ) ) ) ) ) ) ) )

Signature of witness:

Name of witness:

Digital Global SIGNED by LEUNG CHUN YIP for and on behalf of EVERBRIGHT DIGITAL GLOBAL LIMITED in the presence of	) ) ) ) ) ) ) ) ) ) ) )

Signature of witness:

Name of witness:

SCHEDULE 1

Part A

Particulars of the Issuer

1.	Name of the Issuer	:	EVERBRIGHT DIGITAL HOLDING LIMITED

2.	Registered Office	:	Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands

3.	Date of Incorporation	:	18 May 2023

4.	Place of Incorporation	:	Cayman Islands

5.	Business	:	Investment holding

6.	Issued Share Capital	:	US$101 divided into 101 shares of a par value of US$1.00 each

7.	Shareholder(s)	:	Registered owner(s)	Number of Shares

			EVERBRIGHT DIGITAL GLOBAL LIMITED	101

8.	Director(s)	:	Leung Chun Yip

Part B

Particulars of the subsidiaries of the Issuer

(I)

1.	Name of Company	:	EVERBRIGHT DIGITAL INTERNATIONAL LIMITED

2.	Date of Incorporation	:	1 June 2023

3.	Place of Incorporation	:	the British Virgin Islands

4.	Registered Office	:	Sertus Incorporations (BVI) Limited, Sertus Chambers, P.O. Box 905, Quastisky Building, Road Town, Tortola, British Virgin Islands

5.	Business	:	Investment holding

6.	Issued Share Capital	:	50,000 ordinary shares of a par value of US$1.00

7.	Shareholder(s)	:	Registered owner(s)	Number of shares
			EVERBRIGHT DIGITAL HOLDING LIMITED	50,000

8.	Director(s)	:	Leung Chun Yip

App - 2

(II)

1.	Name of Company	:	Hong Kong United Metaverse Limited

2.	Date of Incorporation	:	31 March 2021

3.	Place of Incorporation	:	Hong Kong

4.	Registered Office	:	UNIT 1A, 10/F, C-BONS INT’L CTR,108 WAI YIP ST, KWUN TONG, HONG KONG

5.	Business	:	integrated marketing solutions provider

6.	Issued Share Capital	:	1 ordinary share of HK$1.00 each

7.	Shareholder(s)	:	Registered owner(s)	Number of share(s)

			EVERBRIGHT DIGITAL INTERNATIONAL LIMITED	1

8.	Director(s)	:	Leung Chun Yip

App - 3

Part C

Corporate Structure of the Group as at the date of this Agreement

App - 4

SCHEDULE 2

Closing Requirements for the Subscription Shares

1.	Obligations of the Issuer

1.1	The Issuer shall deliver to each of the Subscribers:

(a)	new share certificate(s) in respect of the relevant Subscription Shares issued in the name of the respective Subscribers;

(b)	certified true copy of the register of members of the Issuer updated to reflect the Subscribers as the registered holders of the relevant Subscription Shares; and

(c)	certified true copy of the board resolutions of the Issuer resolving that (i) the Agreement and the execution of the same by the Issuer be approved; (ii) the allotment and issuance of the Subscription Shares to the Subscribers be approved; (iii) registration of the Subscribers or his/her nominee(s) in the register of members of the Issuer as the holders of the relevant Subscription Shares be approved.

2.	Obligations of the Subscribers

2.1	Each of the Subscribers shall deliver to the Issuer a signed subscription letter for his/her relevant Subscription Shares.

App - 5

SCHEDULE 3

Representations, Warranties and Undertakings

1.	OWNERSHIP

1.1	Digital Global is the sole and not joint owner of the entire issued share capital of the Issuer.

1.2	The Subscription Shares will, when allotted and issued upon Closing, be validly issued and fully paid up and free from any Encumbrance and together with all rights attaching thereto (including rights to vote in general meetings of the Issuer), the Issuer shall not have exercised any lien over any of the Subscription Shares and the Subscription Shares shall rank pari passu in all respects with the Shares then in issue.

1.3	Upon Closing, the Subscriber 1 Subscription Shares will represent 4.9% of the entire issued share capital of the Issuer.

1.4	Upon Closing, the Subscriber 2 Subscription Shares will represent 4.9% of the entire issued share capital of the Issuer.

1.5	Upon Closing, the Subscriber 3 Subscription Shares will represent 4.6% of the entire issued share capital of the Issuer.

1.6	Upon Closing, the Subscriber 4 Subscription Shares will represent 4.6% of the entire issued share capital of the Issuer.

1.7	Upon Closing, the Subscriber 5 Subscription Shares will represent 4.7% of the entire issued share capital of the Issuer.

1.8	Upon Closing, the Subscriber 6 Subscription Shares will represent 4.3% of the entire issued share capital of the Issuer.

2.	CORPORATE STRUCTURE

2.1	The Issuer is duly incorporated with limited liability in the Cayman Islands and is in good standing validly existing and the amount and particulars of its share capital and other particulars as set out in Part A of Schedule 1 are true and accurate as at the date of this Agreement and will on the Closing Date be true and accurate (save for the change in the issued share capital and the change in the list of registered owner(s) as a result of the subscription of Shares as contemplated under this Agreement). Particulars of each member of the Group as set out in Part B of Schedule 1 are true and accurate as at the date of this Agreement and will on the Closing Date be true and accurate (save for contemplated change(s) as stipulated in this Agreement).

2.2	Copies of the memorandum and articles of association of each member of the Group which have been supplied to the Subscribers prior to the date hereof are complete and accurate in all respects as at the date hereof, have attached to it copies of all resolutions and other documents relating to the rights and resolutions attaching to the respective share capital or shares of the members of the Group required by the applicable laws to be so attached and fully set out the rights and restrictions attaching to the respective share capital or shares of the members of the Group.

App - 6

2.3	The Issuer does not carry on and has never carried on business under any name other than its own name or its business/branch names (or its name for the time being if it has changed its name since its date of incorporation).

2.4	Save as disclosed in Schedule 1, the Issuer has no other subsidiaries or associated company and the Issuer is not the legal or beneficial owner of any shares of any company, a partner in any partnership or party to any joint venture or profit sharing arrangement.

3.	AUTHORITY AND COMPLIANCE WITH LEGAL REQUIREMENTS

3.1	Each of the Issuer has full authority and legal capacity to enter into and perform its/his obligations under this Agreement and this Agreement when executed will constitute valid and legally binding and enforceable obligations of it/him except that such obligations of the Issuer hereunder (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.

3.2	Members of the Group have power and have been duly authorised to carry on its business and to own its properties and assets and, has complied with and will at the Closing Date comply with, in all material respects, all the provisions of all applicable laws, regulations and orders relating thereto in the conduct of its business or otherwise and has duly paid all stamp duty, capital duty, registration or other fees payable in connection with each of them and all issues of shares, debentures or other securities.

3.3	Each member of the Group has been duly incorporated and is validly existing under the laws of its place of incorporation and has full power, authority and legal rights to own its assets and carry on its business currently carried on and is not in receivership or liquidation, it has taken no steps and has no intention to enter liquidation or to file a petition for its winding up.

3.4	The Issuer has taken all necessary action (including obtaining all consents, approvals, authorizations and waivers from its director(s) and/or shareholder(s) (as may be required) or other orders of all Governmental Authorities (as necessary)) in connection with its entry into and performance of this Agreement and such consents, approvals, authorisations, orders or waivers as the case may be are in full force and effect, and it has all requisite power and authority to enter into and perform this Agreement in accordance with its terms.

App - 7

3.5	The execution, delivery and performance by each of the Issuer of this Agreement (where applicable) will not:

(a)	conflict with, violate or constitute a default under any provision of the Memorandum & Articles and any mortgage, bond, indenture, agreement, franchise or other instrument or obligation to which any member of the Group a party or by which it/he is bound;

(b)	result in the creation of any involuntary transfer of or any lien or other encumbrance upon the properties or assets of any members of the Group pursuant to the terms of any such mortgage, bond, indenture, agreement, franchise or other instrument or obligation; or

(c)	constitute a violation by any of the Issuer or, as the case may be, any members of the Group, of any law or regulation of any jurisdiction insofar as such law or regulation relates to any of the Issuer or the securities, property or business of any of the Issuer.

4.	SHARE CAPITAL

4.1	Save as disclosed or contemplated under this Agreement, there is no right to acquire, transfer or encumber, or other form of security or encumbrance on, over or affecting or any involuntary transfer of any of the interest or shares in any members of the Group or any part of its unissued share capital or shares and there is no agreement or commitment to give or create any of the foregoing and no claim has been made by any person to be entitled to any of the foregoing.

4.2	Save as disclosed or contemplated under this Agreement, no member of the Group has at any time repaid or agreed to repay or redeem any shares of any class of its share capital or shares or otherwise reduced or agreed to reduce its issued share capital or any class thereof or capitalised or agreed to capitalise in the form of shares or debentures or other securities or in paying up any amounts unpaid on any shares, debentures or other securities any profits or reserves of any class or description or passed or agreed to pass any resolution to do so.

5.	DISPUTES AND LITIGATION

5.1	No member of the Group is involved in any material litigation, enforcement or attachment proceedings or any arbitration or other legal proceedings before any court or tribunal in Hong Kong or elsewhere, including any threatened litigation or proceedings (whether in contract, tort, infringement of any intellectual property or otherwise) against any member of the Group and none of the Issuer is aware, having made all due and careful enquiries, of any state of affairs which is likely to give rise to any of the foregoing proceedings, and to the extent that there are any of the foregoing proceedings, none of them would have a Material Adverse Effect on the Group.

5.2	No order has ever been made, or petition presented, or resolution passed, for the winding up of any member of the Group and no receiver has ever been appointed to any of their assets or properties and no distress or execution has ever been levied on any of its assets or properties, and no such petition, appointment, distress or execution is currently threatened, and the state of affairs is not such as may give rise to any of the foregoing.

App - 8

6.	TITLE TO ASSETS

Save for those assets subsequently disposed of in the ordinary course of business prior to the Closing Date and security provided to financial institutions for the purpose of obtaining facilities in the ordinary course of business of the Group, none of the aforesaid assets of any member of the Group is or will at the Closing Date be the subject of any assignment, mortgage, charge, lien, debenture or other security interest or encumbrance whatsoever (excepting only liens arising in the normal course of trading) or the subject of any hire-purchase, leasing (whereby assets are leased to the relevant member of the Group), conditional sale or credit sale agreement.

7.	DEBTS

All debts owed to each member of the Group will be good and collectable in the ordinary course of business.

8.	STATUTORY COMPLIANCES

8.1	The Group has not done or omitted to do anything in contravention or breach of any statute, order or regulation or the like in Hong Kong applicable to it or its business and giving rise to any fine, penalty, default, proceedings or other liability on its party which would have a material impact to the Group’s business, financial condition or results of operations.

8.2	The Group has conducted and is conducting its business in accordance with applicable laws and regulations in Hong Kong in all material respects.

9.	CONTRACTS

9.1	Each member of the Group has not created any mortgage, charge or debenture (whether secured or unsecured) or issued any guarantee or indemnity or granted any security on behalf of any person or company.

9.2	There are no agreements or arrangements entered into by the Group otherwise than by way of bargain at arm’s length.

9.3	All contracts are entered into by the Group in the normal course of business. There are no long term or onerous or abnormal contracts or commitments whether oral or written or which cannot be fulfilled or performed on time or without undue or unusual expenditure of money or effort.

10.	OTHER AGREEMENTS AND GENERAL

10.1	The execution and performance of this Agreement will not conflict with or result in any breach of nor be a reason for the proper termination or variation of any agreement or obligation to which the Issuer or any member of the Group is a party.

App - 9

10.2	The Issuer will not prior to the Closing Date except with the previous consent of the Subscribers:

(i)	do anything whereby its financial position shall be rendered materially less favourable than at the date hereof;

(ii)	depart materially from the ordinary course of its day to day business either as regards the nature scope or manner of conducting the same;

(iii)	dispose of any material part of its fixed assets;

(iv)	voluntarily contravene or fail to comply with any material obligation, statutory or otherwise;

(v)	pass a resolution for the winding-up of the Issuer or do anything whereby the Issuer may be wound up compulsorily; and

(vi)	do anything whereby the Warranties may be rendered untrue or incorrect.

11.	INFORMATION

11.1	All information contained in this Agreement including the Recitals, Schedules and Exhibit is true and accurate in all respects and there are no material facts known to the Issuer concerning the Group or its assets and liabilities and prospects which are not disclosed the omission of which is likely to make any statement misleading.

App - 10